Exhibit 10.32

THIRD AMENDMENT
TO THE
PRUDENTIAL SUPPLEMENTAL EMPLOYEE SAVINGS PLAN
(Effective as of January 1, 2006)

(Addressing the participation of employees who transfer to joint ventures)

Purpose and Background:

A.
Pursuant to Section 7.1(b) of the Prudential Supplemental Employee Savings Plan (the “Plan”), the Senior Vice President for Corporate Human Resources ("SVP"), or the successor to his or her duties relating to corporate human resources has the authority to amend the Plan on behalf of The Prudential Insurance Company of America (“Prudential”) with respect to minor changes that are necessary or advisable for purposes of compliance with ERISA or other applicable laws or regulations.

B.	The SVP deems it advisable to amend the Plan to address the participation of employees who are transferred to perform service with a joint venture.

C.	The SVP has determined that the foregoing amendment is within the scope of authority granted to the SVP under the terms of the Plan.

Resolutions:

Effective January 1, 2017, the Plan is amended as follows:

1.	Article II of the Plan is hereby amended by adding the following new Section 2.5 to the end thereof:

2.5    Participants Transferred to Joint Ventures. A Participant who is transferred to perform service for a Joint Venture, as defined below, shall not be eligible to make 401(a)(17) Deferrals or receive 401(a)(17) Matching Contributions with respect to such deferrals under the Plan during the period of the assignment. In addition, the Participant’s transfer to perform service for the Joint Venture shall not constitute a Termination of Employment for purposes of triggering a distribution of benefits from the Plan. Upon a Participant’s transfer to employment with the Employer, the Participant shall be eligible to participate in the Plan in accordance with Section 2.3, provided the requirements in Section 2.1 are satisfied. A Participant’s service with the Joint Venture shall be recognized under the Plan in accordance with the applicable provisions in PESP. For purposes of the Plan, a Joint Venture is joint venture in which the Company, directly or indirectly, owns at least 20% of the voting power or equity value, but which is not an Affiliate as defined in PESP.

2.	All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

3.	Except where otherwise expressly amended herein, the Plan is ratified and confirmed and shall continue in full force and effect.

Adopted on behalf of The Prudential Insurance Company of America.

Date: December 15, 2016    /s/ Sharon C. Taylor
Sharon C. Taylor
Senior Vice President of
Corporate Human Resources

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